MONEY CENTERS of AMERICA

Investor/Press contact:                                Company contact:
Joe Crivelli                                           Jay Walsh
Gregory FCA                                            Money Centers of America
610-642-8253 x123                                      610-354-8888


FOR IMMEDIATE RELEASE

            MONEY CENTERS OF AMERICA ANNOUNCES 2005 FINANCIAL RESULTS

King of Prussia,  PA--March 30,  2006--Today  Money  Centers of America  (OTCBB:
MCAM) announced unaudited financial results for the year ended December 31, 2005.

Revenues for the year increased 19% to approximately $19.4 million, from $16.3 million in 2004. For the year the company's EBITDA increased by approximately $1.7 million to $1.4 million. In addition, the company's net loss decreased approximately 86% to $1.6 million. The reduction in net loss was driven by an increase in gross profit, reduction in legal fees, the company's continued effort to eliminate unprofitable contracts, and the non-recurrence of certain one time non cash expenses including intangible impairment charges and losses on obsolete inventory.

The following is a reconciliation of EBITDA, a non-GAAP measurement, to net income:

                                                     YEARS ENDED
                                                     DECEMBER 31,
                                      ------------------------------------------
                                               2005               2004
                                           (Unaudited)
                                      ------------------------------------------
EBITDA                                $       1,363,823         $      (302,256)
Interest expense, net                 $      (1,996,735)        $    (1,700,439)
Taxes                                 $               -         $             -
Depreciation and amortization         $        (941,079)        $    (1,615,803)
Other non cash                        $         (33,475)        $    (8,223,254)
                                      ------------------        ----------------
Net loss                              $      (1,607,466)        $   (11,841,753)
                                      ==================        ================

2005 was marked by a number of significant accomplishments for Money Centers of America, including:

- Announcement of an exclusive agreement with S1 Corporation to resell its Postilion software platform in the gaming industry. This agreement enabled Money Centers of America to begin development of OnSwitch TM, a turnkey software solution that lets casino operators insource cash access operations such as ATM, cash advance, POS debit, retail merchant card processing, automated ticket redemption, and player's club redemptions that was introduced in early 2006.

- Settlement of outstanding lawsuits related to the company's January 2004 acquisition of Available Money, which reduced legal fees by approximately $670,000 per year.

- Announcement of two new casino contracts representing $3.8 million of annual revenue.

"2005 was very much a transition year for Money Centers of America," said Chris Wolfington, Chairman and CEO of the company. "We made great strides to position the company for profitable growth by eliminating unprofitable contracts, resolving outstanding litigation related to our 2004 acquisition of Available Money, and implementing strong internal financial controls. In addition, we laid the groundwork for the exciting new products that were introduced in early 2006, including The Omni Network (ON TM) and ONSwitch TM."

In commenting on the company's outlook, Wolfington continued, "In 2006 we can now turn our focus outward and begin capitalizing on the great growth opportunities in the gaming industry today. With our recent efforts to expand our sales and marketing efforts, our pipeline of new opportunities has exploded. We are very confident that Money Centers of America can grow new sales in 2006 ahead of our historical performance, although revenue growth will be back-end loaded as we continue to eliminate unprofitable legacy contracts throughout the first half of the year."

Wolfington concluded, "Our newly-introduced OnSwitch TM product, which enables large casinos to insource their cash access and merchant processing activities from third party vendors, is generating a great deal of excitement in the industry. We believe that we will announce our first live implementation of OnSwitch TM during the second quarter, and that we can implement a minimum of three casinos on the platform during 2006.

Conference Call Details

The Company will host a conference call on Thursday, March 30, 2006 at 5:00 p.m. ET to discuss year end 2005 results, followed by a question and answer session.

Money Centers of America, Inc. invites all interested parties to listen to its conference call. You may participate by calling 973-409-9254 at 4:55 p.m. Eastern Time on March 30, 2006, and providing the operator with conference ID #7210724.

A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Wednesday, April 13, 2006. The number to call for the taped replay is 973-341-3080 and the conference ID # is 7210724.

About Money Centers of America

Money Centers of America, Inc. provides cash access and Transaction Management Systems for the gaming industry, utilizing a customer-centric approach that is aimed at leveraging technology, generating value, and creating measurable results in profitability, customer satisfaction and loyalty. For a complete corporate profile on Money Centers of America, Inc., please visit our corporate website at http://www.moneycenters.com.

Safe Harbor:

All statements in this document that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Money Centers of America's current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Money Centers of America's periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled "Factors that May Affect Future Results and Financial Condition" in Money Centers of America's annual report on Form 10-K for the year ended December 31, 2005. Money Centers of America expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this document.

                  MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                         YEARS ENDED
                                                                         DECEMBER 31,
                                                       -----------------------------------------------
                                                               2005                      2004
                                                           (Unaudited)
                                                       -----------------------------------------------
Revenues                                               $          19,409,238     $         16,252,270

Cost of revenues                                                  15,801,315               13,912,356
                                                       ----------------------    ---------------------

Gross profit                                                       3,607,923                2,339,914

Selling, general and administrative expenses                       2,238,706                2,642,341

Noncash Compensation                                                  33,475                7,674,491

Depreciation and amortization                                        941,079                1,615,803
                                                       ----------------------    ---------------------

Operating income (loss)                                              394,662               (9,592,721)

Other income (expenses):

          Interest income                                             18,130                    6,032
          Interest expense                                        (1,947,283)              (1,704,910)
          Noncash interest expense                                   (67,582)                  (1,561)
                                                       ----------------------    ---------------------
                      Total Interest expense, net                 (1,996,735)              (1,700,439)
                                                       ----------------------    ---------------------

          Other income                                                 1,650                      170
          Other expenses                                              (7,043)                       -
          Loss on impairment of intangibles                                -                 (417,880)
          Loss on obsolete inventory                                       -                 (130,883)
                                                       ----------------------    ---------------------
                      Total other income (expenses)                   (5,393)              (2,249,032)
                                                       ----------------------    ---------------------

Net income (loss)                                      $          (1,607,466)    $        (11,841,753)
                                                       ======================    =====================

Net income (loss) per common share basic                             $ (0.06)                 $ (1.33)
                                                       ======================    =====================

Net income (loss) per common share diluted                           $ (0.06)                 $ (1.33)
                                                       ======================    =====================

Weighted Average Common Shares Outstanding
              -Basic                                              25,179,895                8,912,513
                                                       ======================    =====================

              -Diluted                                            25,179,895                8,912,513
                                                       ======================    =====================



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